================================================================================


                                   FORM 8-A/A
                               Amendment No. 1 to
                       Form 8-A filed on February 26, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)

         Missouri                      1-14756                   43-1723446
(State of incorporation or    (Commission File Number)        (I.R.S. Employer
       organization)                                         Identification No.)

                              1901 Chouteau Avenue
                            St. Louis, Missouri 63103
                                 (314) 621-3222
                         (Address of principal executive
                          offices, including zip code)

                         -------------------------------

     Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                   Name of each exchange on which
      to be so registered                  each class is to be so registered
      -------------------                  ---------------------------------
          Normal Units                          New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-81774.

     Securities to be registered pursuant to Section 12(g) of the Act:  None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

              Warner L. Baxter                    Robert J. Reger, Jr., Esq.
       Senior Vice President, Finance              Thelen Reid & Priest LLP
                                                     40 West 57th Street
             Steven R. Sullivan                    New York, New York 10019
Vice President, General Counsel and Secretary           (212) 603-2000
            1901 Chouteau Avenue
          St. Louis, Missouri 63103
               (314) 621-3222


================================================================================

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The class of securities to be registered hereby are the Normal Units of Ameren Corporation, a Missouri corporation (the "Company").

         For a description of the Normal Units, reference is made to
(i) Registration Statement File No. 333-81774 on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on January 31, 2002, as amended by Amendment No. 1 filed with the Commission on February 19, 2002 and by Post-Effective Amendment No. 1 filed with the Commission on March 12, 2002 and (ii) the final prospectus supplement for the Normal Units filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, on February 26, 2002, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

          Exhibit          Description
          -------          -----------

             1. Purchase Contract Agreement dated as of March 1, 2002, between the Company and The Bank of New York, as purchase contract agent (incorporated herein by reference to Exhibit 4.15 to Post-Effective Amendment No. 1 to Registration Statement No. 333-81774).

             2. Pledge Agreement dated as of March 1, 2002, among the Company, The Bank of New York, as purchase contract agent and BNY Trust Company of Missouri, as custodial agent, collateral agent and securities intermediary (incorporated herein by reference to Exhibit 4.16 to Post-Effective Amendment No. 1 to Registration Statement
                           No. 333-81774).

             3. Form of Certificate of Normal Units (attached as an exhibit to the Company order which is incorporated herein by reference to Exhibit 4.8 to Post-Effective Amendment No. 1 to Registration Statement No. 333-81774).

             4. Remarketing Agreement dated as of March 4, 2002, among the Company, The Bank of New York, as purchase contract agent and Goldman, Sachs & Co., as remarketing agent (incorporated herein by reference to Exhibit 4.18 to Post-Effective Amendment No. 1 to Registration Statement
                           No. 333-81774).

             5. Indenture of the Company with The Bank of New York, as trustee, dated as of December 1, 2001, relating to the Company's senior debt securities (incorporated herein by reference to Exhibit 4.5 to Registration Statement No. 333-81774).

             6. Company order relating to $345,000,000 Notes due May 15, 2007 issued under the Indenture which are a component of the Normal Units (including the form of such Notes) (incorporated herein by reference to Exhibit 4.8 to Post-Effective Amendment No. 1 to Registration Statement
                           No. 333-81774).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  March 12, 2002                   AMEREN CORPORATION


                                         By:      /s/ Steven R. Sullivan
                                            ------------------------------------
                                              Name:  Steven R. Sullivan
                                              Title: Vice President,
                                                     General Counsel and
                                                     Secretary